EXHIBIT 10D






                         CONSTRUCTION AND TERM LOAN AGREEMENT



                             dated as of October 13, 1995



                                         among


                                 KADAMPANATTU CORP.,
                                 TRAILER BRIDGE, INC.



                                         and




                           THE FIRST NATIONAL BANK OF BOSTON

       and the other lending institutions listed on Schedule 1 hereto (the "Banks"),

                                         and

                          The First National Bank of Boston,

                                as agent for the Banks

                                   TABLE OF CONTENTS

                                      Schedules

           Schedule 1                Commitments; Commitment Percentages
           Schedule 1.1(b)           Maximum Cumulative Advance Amounts
           Schedule 1.1(c)           Project Budgets
           Schedule 7.2              Governmental Approvals
           Schedule 7.3              Title to Properties; Leases
           Schedule 7.5(a)           Material Changes
           Schedule 7.18             Environmental Matters
           Schedule 7.19             Joint Ventures
           Schedule 7.20             Real Property
           Schedule 7.24             Insurance
           Schedule 9.1              Permitted Indebtedness
           Schedule 9.2              Permitted Liens
           Schedule 9.3              Permitted Investments


                                    Exhibits

           Exhibit A                 Form of Construction Loan Note
           Exhibit B                 Form of Term Note
           Exhibit C                 Form of Construction Advance Request
           Exhibit D                 Charter
           Exhibit E                 Plans and Specifications
           Exhibit F                 Form of Security Agreement
           Exhibit G                 Form of Guaranty
           Exhibit H                 Form of Assignment of Contract
           Exhibit I                 Form of Assignment of Insurance
           Exhibit J                 Form of Charter Assignment
           Exhibit K                 Form of Contract Collateral Assignment
           Exhibit L                 Form of First Preferred Ship Mortgage
           Exhibit M                 Principal Financial Officer Certificate
           Exhibit N                 Form of Assignment and Acceptance

                          CONSTRUCTION AND TERM LOAN AGREEMENT

          This CONSTRUCTION AND TERM LOAN AGREEMENT is made as of October 13, 1995, by and among KADAMPANATTU CORP. (the "Borrower") a Delaware corporation having its principal place of business at 500 Park Avenue, New York, New York 10021, TRAILER BRIDGE, INC. (the "Guarantor"), a Delaware corporation having its principal place of business at 9550 Regency Square Boulevard, Suite 500, Jacksonville, Florida 32225 and THE FIRST NATIONAL BANK OF BOSTON, a national banking association and the other lending institutions listed on Schedule 1 and THE FIRST NATIONAL BANK OF BOSTON as agent for itself and such other lending institutions.

     DEFINITIONS AND RULES OF INTERPRETATION.

          Definitions.

          The following terms shall have the meanings set forth in this
   Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

          Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to Section 8.4(d) hereof.

          Advance(s).  Any advances of the Construction Loan or the Term
   Loan.

          Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

          Agent. The First National Bank of Boston acting as agent for the Banks.

          Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

          Agent's Special Counsel. Bingham, Dana & Gould or such other counsel as may be approved by the Agent.

          Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Borrower's Interest Coverage Ratio as determined for the fiscal period of the Borrower ending on the fiscal quarter ended immediately preceding the applicable Rate Adjustment Period.


                                                        Eurodollar
                                            Base        Rate
                 Interest Coverage          Rate        Advances
                 Ratio                      Advances


                 Less than or equal to      1.75%       3.00%
                 3.00:1.00

                 Greater than               1.00%       2.00%
                 3.00:1.00, but
                 less than or equal to
                 4.00:1.00


                 Greater than               0.50%       1.50%
                 4.00:1.00


   Notwithstanding the foregoing, (a) for Advances outstanding during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the Conversion Date, the Applicable Margin shall be three percent (3%) per annum for Eurodollar Rate Advances and one and three- quarters percent (1 3/4%) per annum for Base Rate Advances, and (b) if at any time after the Conversion Date the Borrower fails to deliver any Compliance Certificate when required by
   Section 8.4(d) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth in the table above.

          Appraisals. The appraisals of the value of each Vessel, determined on a market value basis and performed by Jacques Pierot Jr. & Sons, Inc. or another qualified independent appraiser approved by the Agent.

          Assignment and Acceptance.  See Section 19.1 hereof.

          Assignment of Contracts. The collateral assignment of contracts, permits, licenses and approvals executed and delivered by the Borrower to the Agent and substantially in the form of Exhibit H attached hereto.

          Assignment of Insurance. The collateral assignment of insurance policies executed and delivered by the Borrower to the Agent and substantially on the form of Exhibit I attached hereto.

          Balance Sheet Date.  December 31, 1994.

          Banks.  FNBB and the other lending institutions listed on
   Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 19.

          Base Rate. The higher of (a) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" or (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

          Base Rate Advance. Any Construction Advance or portion thereof and all or any portion of the Term Loan bearing interest calculated by reference to the Base Rate.

          Borrower.  As defined in the preamble hereto.

          Builder. Trinity Marine Group, Inc., a Nevada corporation, the owner and operator of the shipyards located in New Orleans, Louisiana and Port Bieneville, Mississippi, which will perform the construction on the Vessels pursuant to the Contract.

          Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Advances, also a day which is a Eurodollar Business Day.

          Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with Generally Accepted Accounting Principles.

          Capital Expenditures. Amounts paid or indebtedness incurred by the Borrower or the Guarantor in connection with the purchase or lease by the Borrower or the Guarantor of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with Generally Accepted Accounting Principles.

          Capitalized Leases. Leases under which the Borrower or the Guarantor is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with Generally Accepted Accounting Principles.

          CERCLA.  See Section 7.18 hereof.

          Charter. The charter of the Vessels from the Borrower to the Guarantor to operate the Vessels exclusively in the domestic, or Jones Act, trades between the mainland U.S. and Puerto Rico, substantially in the form of Exhibit D attached hereto.

          Charter Assignment. The collateral assignment of the Charter executed and delivered by the Borrower to the Agent and in substantially the form of Exhibit J attached hereto.

          Chattel Mortgage. The Chattel Mortgage dated within thirty (30) days of the Closing Date between the Borrower and the Agent, and in form and substance satisfactory to the Agent and the Banks.

          Closing Date.  The first date on which the conditions set forth in
   Section 11 have been satisfied and the first Construction Advance is to be made.

          Closing Fee.  See Section 5.1.

          Code.  The Internal Revenue Code of 1986.

          Collateral. All of the property, rights and interests of the Borrower and the Builder that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

          Combined or combined. With reference to any term defined herein, shall mean that term as applied to the accounts of the Guarantor and the Borrower, combined in accordance with Generally Accepted Accounting Principles.

          Combined Financial Obligations. With respect to any period, an amount equal to the sum of all payments, whether of principal, interest or other amounts, on Indebtedness that become due or payable or that are to become due and payable during such period pursuant to any agreement or instrument to which the Guarantor or the Borrower is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases. Demand obligations shall be deemed to be due and payable during any period which such obligations are outstanding.

          Combined Net Income. The combined net income (or deficit) of the Guarantor and the Borrower, after deduction of all expenses, taxes and other proper charges determined in accordance with Generally Accepted Accounting Principles.

          Combined Operating Cash Flow.  For any period, an amount equal to
   (a) the sum of (i) Earnings Before Interest and Taxes for such period, plus (ii) depreciation, amortization and all other non-cash charges for such period, less (b) the sum of (i) cash payments for all taxes and Tax Distributions paid during such period, plus (ii) twenty percent (20%) of Capital Expenditures (other than Capital Expenditures made in connection with the Project) made during such period.

          Combined Tangible Net Worth.  Combined Net Worth, less the sum of:

               (a) the total book value of all assets of the Guarantor and the Borrower properly classified as intangible assets under Generally Accepted Accounting Principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

               (b) all amounts representing any write-up in the book value of any assets of the Guarantor and the Borrower resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

               (c)  investments in and advances to non-Combined Affiliates;
          plus

               (d) to the extent otherwise includable in the computation of Combined Tangible Net Worth, any subscriptions receivable.

          Combined Total Assets. All assets of the Guarantor and the Borrower determined on a combined basis in accordance with Generally Accepted Accounting Principles.

          Combined Total Liabilities. The sum of (a) all liabilities of the Guarantor and the Borrower determined on a combined basis in accordance with Generally Accepted Accounting Principles, plus (b) all Indebtedness of the Guarantor and the Borrower, whether or not so classified, plus (c) the net present value (applying a ten percent (10%) discount rate thereto) of all future payments due under operating leases of revenue equipment having terms of twelve (12) months or more to which either the Borrower or the Guarantor is a party.

          Commitment.  With respect to each Bank, the amount set forth on
   Schedule 1 hereto as the amount of such Bank's commitment to make Construction Advances to the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

          Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks, and with respect to the Term Loan, the percentage amount of each Bank's commitment to make the Term Loan as set forth on Schedule 1 hereto.

          Compliance Certificate.  See Section 8.4(d) hereof.

          Construction Advance.  See Section 2.1 hereof.

          Construction Advance Request.  See Section 2.6 hereof.

          Construction Documents.  The Contract and the Intercreditor
   Agreement.

          Construction Inspector. The consulting architect, engineer or inspector appointed by the Borrower and approved by the Majority Banks or, if the Agent or the Majority Banks so elect from time to time, the consulting architect, engineer or inspector appointed by the Agent with the approval of the Majority Banks.

          Construction Loan.  See Section 2.1 hereof.

          Construction Loan Advance Date. Each of the dates on which a Milestone has been achieved, as set forth on Schedule 1.1(b) hereto, entitling the Borrower to make a Construction Advance Request under
   Section 2.1.

          Construction Loan Notes.  See Section 2.4 hereof.

          Construction Loan Note Record. A Record with respect to the Construction Loan Notes.

          Contract. The Vessel Repair and Refurbishment Contract dated October 13, 1995, between the Borrower and the Builder, as amended from time to time, providing for the construction to be performed on each Vessel, copies of which have been furnished to the Agent and the Banks.

          Contract Collateral Assignment. The assignment of the Borrower's right, title and interest in and to (including without limitation, rights to enforce the Shipbuilding Guaranty) the Contract collateral, substantially in the form of Exhibit K attached hereto.

          Contract Price. The total construction price payable for the work performed on each of the Vessels pursuant to the Contract, provided, however, that in no event shall the Contract Price for either Vessel exceed $10,300,000 without the prior written consent of the Banks.

          Conversion Date. The earlier of (a) the Project Completion Date and (b) September 30, 1996.

          Conversion Request. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue an Advance in accordance with Section 2.7.

          Credit Agreement. This Construction and Term Loan Agreement, including the Schedules and Exhibits hereto.

          Default.  See Section 13 hereof.

          Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower or the Guarantor, other than dividends payable solely in shares of common stock of the Borrower or the Guarantor; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower or the Guarantor, directly or indirectly; the return of capital by the Borrower or the Guarantor to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower or the Guarantor.

          Dollars or $. Dollars in lawful currency of the United States of America.

          Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Advances.

          Drawdown Date. The date on which any Construction Advance or the Term Loan is made or is to be made, and the date on which any Construction Advance or the Term Loan is converted or continued in accordance with Section Section 2.7 and 4.5.

          Earnings Before Interest and Taxes. The Combined Net Income of the Guarantor and the Borrower for any period, after all expenses and other proper charges but before payment or provision for any income taxes, tax distributions or interest expense for such period, determined in accordance with Generally Accepted Accounting Principles, and after eliminating therefrom all extraordinary nonrecurring items of income (or deficit).

          Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000;
   (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with Generally Accepted Accounting Principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, an Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

          Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

          Environmental Laws.  See Section 7.18(a) hereof.

          ERISA.  The Employee Retirement Income Security Act of 1974.

          ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

          ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

          Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Advance, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

          Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

          Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Advances.

          Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Advance, the rate of interest equal to (a) the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted at or about 10:00 a.m., Boston time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Advance of the Reference Bank to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

          Eurodollar Rate Advances. Any Construction Advance or portion thereof or all or any portion of the Term Loan bearing interest calculated by reference to the Eurodollar Rate.

          Event of Default.  See Section 13 hereof.

          Fee Letter.  See Section 5.2 hereof.

          First Preferred Fleet Mortgage. The First Preferred Fleet Mortgage dated as of the date hereof from the Borrower to the Agent and substantially in the form of Exhibit L attached hereto.

          FNBB. The First National Bank of Boston in its individual capacity.

          Generally Accepted Accounting Principles. (a) When used in Section 10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower and the Guarantor reflected in their financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of the Borrower and the Guarantor adopting the same principles, provided that in each case referred to in this definition of "Generally Accepted Accounting Principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in Generally Accepted Accounting Principles) as to financial statements in which such principles have been properly applied.

          Governmental Authority. The United States of America, any State thereof, any political subdivision thereof, and any agency, authority, department, commission, board, bureau, or instrumentality of any of them (including without limitation the Federal Maritime Commission, the Maritime Administration of the United States Department of Transportation and the United States Coast Guard).

          Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

          Guarantor.  As defined in the preamble hereto.

          Guaranty. The Guaranty dated as of the date hereof made by the Guarantor in favor of the Banks and the Agent pursuant to which the Guarantor guaranties to the Banks and the Agent the payment and performance of the Obligations and in substantially the form of Exhibit G attached hereto.

          Hazardous Substances.  See Section 7.18(b) hereof.

          Indebtedness. All obligations, contingent and otherwise, that in accordance with Generally Accepted Accounting Principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and
   (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

          Intercreditor Agreement. The Intercreditor Agreement, dated as of the date hereof among the Banks, the Agent, the Builder, the Shipbuilding Guarantor, the Guarantor and the Borrower and in form and substance satisfactory to the Banks and the Agent.

          Interest Coverage Ratio. As at any date of determination, the ratio of (a) Earnings Before Interest and Taxes for the period of four (4) consecutive fiscal quarters then ended to (b) the aggregate amount of all interest expense for such period.

          Interest Payment Date. (a) As to any Base Rate Advance, the last day of the calendar quarter which includes the Drawdown Date thereof; and
   (b) as to any Eurodollar Rate Advance in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three (3) months, the date that is three (3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

          Interest Period. With respect to each Construction Advance or all or any relevant portion of the Term Loan, (a) initially, the period commencing on the Drawdown Date of such Advance and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Construction Advance Request (i) for any Base Rate Advance, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Advance, 1, 2, 3, or 6 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (a) if any Interest Period with respect to a Eurodollar Rate Advance would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

               (b) if any Interest Period with respect to a Base Rate Advance would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

               (c)  if the Borrower shall fail to give notice as provided in
          Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Advance to a Base Rate Advance and the continuance of all Base Rate Advances as Base Rate Advances on the last day of the then current Interest Period with respect thereto;

               (d) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

               (e) any Interest Period relating to any Eurodollar Rate Advance that would otherwise extend beyond the Term Loan Maturity Date (if comprising the Term Loan or a portion thereof) shall end on the Term Loan Maturity Date.

          Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

          Loan Documents. This Credit Agreement, the Notes, the Fee Letter, the Intercreditor Agreement and the Security Documents.

          Majority Banks. As of any date, the Banks holding at least sixty-six and two thirds percent (66 2/3%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least sixty-six and two thirds percent (66 2/3%) of the Total Commitment.

          Maximum Cumulative Advance Amount. With respect to any Construction Loan Advance Date, the amount set forth in Schedule 1.1(b) opposite a Milestone as the maximum aggregate amount of the Total Commitment available to have been and to be utilized as of such Construction Loan Advance Date to fund the Project Costs associated with the achievement of such Milestone (including without limitation progress payments under the Contract and such increases in the scheduled progress payments as arise from change orders or other adjustments strictly in accordance with the provisions of the Contract and approved by the Banks).

          Milestone Amount. At each Construction Loan Advance Date, an amount equal to (a) the Maximum Cumulative Advance Amount for such Construction Loan Advance Date less (b) the Construction Loan outstanding, provided, however, the Milestone Amount for any Construction Advance shall never exceed the amount set forth in Schedule 1.1(b) opposite a Milestone as the maximum aggregate amount needed to fund the Project Costs associated with achieving such Milestone.

          Milestones. Those stages in the construction and fitting of each of the Vessels set forth on Schedule 1.1(b) hereto, the achievement of which shall entitle the Borrower to make a Construction Advance Request pursuant to Section 2.1.

          Multiemployer Plan.  Any multiemployer plan within the meaning of
   Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

          Net Worth. The excess of (a) all assets of a Person determined on a consolidated basis in accordance with Generally Accepted Accounting Principles less (b) all liabilities of a Person determined on a consolidated basis in accordance with generally accepted account principles and all Indebtedness of such Person, whether or not so classified.

          Notes.  The Term Notes and the Construction Loan Notes.

          Obligations. All indebtedness, obligations and liabilities of any of the Borrower, the Guarantor and/or their affiliates to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Advances or any of the Notes or other instruments at any time evidencing any thereof.

          Outstanding. With respect to the Advances, the aggregate unpaid principal thereof as of any date of determination.

          PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

          Perfection Certificate. The Perfection Certificate as defined in the Security Agreement.

          Performance Bond. The dual-obligee payment and performance bond relating to the Builder, naming the Borrower and the Agent (for the benefit of the Agent and the Banks) as co-obligees, issued by a licensed surety company or companies acceptable to the Agent and the Banks in an amount of not less than the Contract Price, such performance bond to specify that the interest of the Agent (for the benefit of the Agent and the Banks) shall be in preference to and have priority over the Borrower and any other Person claiming under, from or through the Borrower and that any and all payments thereunder shall be made directly to the Agent (for the benefit of the Agent and the Banks) so long as any Obligations remain Outstanding and unpaid and the Banks have any commitment to make advances under the Credit Agreement.

          Permitted Liens. Liens, security interests and other encumbrances permitted by Section 9.2.

          Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

          Plans and Specifications. All plans and specifications in connection with the construction and design of the expansion to be performed on each Vessel, a copy of which are attached hereto as Exhibit E.

          Project. As the context may require, the design, construction and finish of the expansion of the Vessels and decorative work and installation of fixtures, furniture and equipment of and on each Vessel and of all of the property represented by each such Vessel prior to the Project Completion Date.

          Project Approvals. All approvals, consents, waivers, orders, agreements, acknowledgment, authorizations, permits and licenses required under applicable Requirements, or otherwise necessary or appropriate, for the construction and equipping of each Vessel, and the use, occupancy and operation of each such Vessel following completion of its construction, whether obtained from a Governmental Authority or any other Person.

          Project Budget.  The estimated Project Costs as set forth on
   Schedule 1.1(c) hereto.

          Project Completion Date. The date on which all work (other than warranty and other post completion obligations) under the Contract for both Vessels has been performed in all material respects, and both Vessels have resumed commercial operation or are in all material respects ready to resume commercial operation.

          Project Costs. The total cost to complete the Project, including the Contract Price, costs and expenses under and associated with the Contract, architects' fees and miscellaneous fees and expenses as set forth in the Project Budget; provided, however, that in no event shall the aggregate amount of such Project Costs for each Vessel exceed $10,550,000.

          Ramp. That portion of the Borrower's personal property located Puerto Rico which constitutes the ramps for the Vessels, all as more fully described in the Chattel Mortgage.

          Rate Adjustment Period. As defined in the definition of "Applicable Margin".

          Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or the Guarantor.

          Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Advance referred to in such Note.

          Reference Bank.  FNBB.

          Rental Obligations. All present or future obligations of the Borrower or the Guarantor under any rental agreements or leases of real or personal property, other than (a) obligations that can be terminated by the giving of notice without liability to the Guarantor or the Borrower in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, and (b) obligations in respect of Capitalized Leases.

          Requirements. Any law, ordinance, code, order, rule or regulation of any Governmental Authority relating in any way to the construction and ownership of either Vessel, or the use, occupancy and operation of such Vessel following the completion of its construction.

          Security Agreement. The Security Agreement dated as of the date hereof between the Borrower and the Agent and substantially in the form of Exhibit F attached hereto.

          Security Documents. The Guaranty, the Assignment of Insurance, the Contract Collateral Assignment, the Assignment of Contracts, the Chattel Mortgage, the Charter Assignment, the Louisianna Security Agreement, the First Preferred Fleet Mortgage, and the Shipbuilding Guaranty.

          Shipbuilding Guarantor. Trinity Industries, Inc., a Delaware corporation.

          Shipbuilding Guaranty.  See Section 6 hereof.

          Strong/American. The integrated tug/barge vessels owned by the Borrower know as the Strong/American, official Nos. 598665 and 678752, respectively, operated as a U.S. flag vessels.

          Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

          Tax Distributions. For any Person, the lesser of (a) total Distributions made in each fiscal year (other than those Distributions set forth on Schedule 7.5(a) and (b) thirty-eight percent (38%) of Combined Net Income for each fiscal year.

          Term Loan. The Term Loan made or to be made by the Banks to the Borrower on the Conversion Date as contemplated by Section 4 hereof.

          Term Loan Maturity Date.  June 30, 2003.

          Term Notes.  See Section 4.1 hereof.

          Term Note Record.  A Record with respect to a Term Note.

          Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

          Type. As to any Advance its nature as a Base Rate Advance or a Eurodollar Rate Advance.

          Vessels. The two roll-on roll-off barges known as the Jax-San Juan Bridge, Official No. 667879 and the San Juan-Jax Bridge, Official No. 667317, each configured to carry 267 48-foot over-the-road trailers, which barges are to be reconstructed with mid-bodies to be designed, engineered and built in accordance with the Plans and Specifications and which will continue to operated as U.S. flag barges, each to be home ported in New York, New York.

          Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

            Rules of Interpretation.

               (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

               (b) The singular includes the plural and the plural includes the singular.

               (c) A reference to any law includes any amendment or modification to such law.

               (d) A reference to any Person includes its permitted successors and permitted assigns.

               (e) Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles applied on a consistent basis by the accounting entity to which they refer.

               (f) The words "include", "includes" and "including" are not limiting.

               (g) All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

               (h) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

               (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

     THE CONSTRUCTION LOAN.

            Agreement to Make Construction Advances.

          Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to advance to the Borrower
   (a) on each Construction Loan Advance Date, upon notice by the Borrower to the Agent given in accordance with Section 2.6 hereof, an amount equal to such Bank's Commitment Percentage multiplied by the lesser of (i) the Construction Advance requested in such notice or (ii) the Milestone Amount, provided that the sum of the Outstanding amount of all Construction Advances made by all Banks to the Borrower pursuant to this
   Section 2.1 (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment and, provided further, the proceeds of such Construction Advance shall be used to finance the Project Costs associated with achieving such Milestone, and (b) on the Closing Date, upon notice by the Borrower to the Agent given in accordance with Section
   2.6 hereof, an amount equal to such Bank's Commitment Percentage of the Construction Advance requested in such notice, provided that the sum of the Outstanding amount of all Construction Advances made by all Banks to the Borrower pursuant to this Section 2.1 (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment and, provided further, the proceeds of such Construction Advance requested pursuant to this Section 2.1(b) shall be used to refinance existing Indebtedness of the Borrower owing to Greyrock Financial in an aggregate amount not to exceed $5,000,000, provided that the sum of the Outstanding amount of all Construction Advances made by all Banks to the Borrower pursuant to this Section 2.1 (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment. The aggregate principal amount requested pursuant to Section 2.6 hereof to be advanced by the Banks to the Borrower on any given Construction Loan Advance Date is referred to herein, in each instance, as a "Construction Advance", and the aggregate cumulative principal amount of all sums advanced by the Banks to the Borrower from time to time pursuant to this
   Section 2.1 is referred to herein as the "Construction Loan". Each Construction Advance shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Construction Advance hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 11 and Section 12 hereof, in the case of the initial Construction Advance to be made on the Closing Date, and
   Section 12 hereof, in the case of all other Construction Advances, have been satisfied on the date of such request.

            Commitment Fee.

          The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of one-half of one percent (1/2%) per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Conversion Date by which the Total Commitment exceeds the Outstanding amount of the Construction Loan during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Conversion Date or any earlier date on which the Commitments shall terminate.

            Reduction of Total Commitment.

          The Borrower shall have the right at any time and from time to time upon three (3) Business Days prior written notice to the Agent to reduce by $5,000,000 or an integral multiple thereof or terminate entirely the unborrowed portion of the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. In the case of a reduction of the Total Commitment, the Maximum Cumulative Advance Amount for each of the remaining Construction Loan Advance Dates shall be reduced pro rata as a result of such reduction of the Total Commitment. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction of the Commitments may be reinstated.

            The Notes.

          The Construction Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A attached hereto (each a "Construction Loan Note"), dated as of the Closing Date and completed with appropriate insertions. One Construction Loan Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the Outstanding amount of all Construction Loan Advances made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Construction Advance or at the time of receipt of any payment of principal on such Bank's Construction Loan Note, an appropriate notation on such Bank's Construction Loan Note Record reflecting the making of such Construction Advance or (as the case may be) the receipt of such payment. The Outstanding amount of the Construction Advances set forth on such Bank's Construction Loan Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Construction Loan Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Construction Loan Note to make payments of principal of or interest on any Construction Loan Note when due.

            Interest on Construction Advances.

          Except as otherwise provided in Section 5.10,

               (a) Each Base Rate Advance shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin.

               (b) Each Eurodollar Rate Advance shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin.

               (c) The Borrower promises to pay interest on each Construction Advance in arrears on each Interest Payment Date with respect thereto.

            Requests for Construction Advances.

          The Borrower shall give to the Agent written notice in the form of Exhibit C attached hereto (or telephonic notice confirmed in a writing in the form of Exhibit C attached hereto) of each Construction Advance requested hereunder (a "Construction Advance Request") no less than (a) two (2) Business Days prior to any Drawdown Date of any Base Rate Advance or (b) three (3) Eurodollar Business Days prior to any Drawdown Date of any Eurodollar Rate Advance. Each such notice shall specify (i) the principal amount of the Construction Advance; (ii) the amount of the Project Costs associated with the achievement of the Milestone to be funded by the requested Construction Advance (with reference to the Builder's, subcontractor's or supplier's invoices relating to such Project Costs and/or other supporting documentation, a copy of which shall have been delivered to the Agent prior to or together with the Construction Advance Request) or, if such Construction Advance is to fund the repayment of Indebtedness owing to Greyrock Financial existing on the Closing Date, the amount of such Indebtedness; (iii) the aggregate principal amount of the Construction Loan Outstanding after giving effect to the Construction Advance requested; (iv) for Construction Advances requested to pay Project Costs, the Maximum Cumulative Advance Amount pursuant to Schedule 1.1(b) as at the proposed Construction Loan Advance Date, the Milestone Amount as of such Construction Loan Advance Date, and the amount set forth on
   Schedule 1.1(b) necessary to achieve such Milestone, (v) the Interest Period for such Construction Advance, and (vi) the Type of such Construction Advance. Promptly upon receipt of any such notice, the Agent shall notify the Banks thereof. Each such notice, in the case of a Construction Advance Request requested to pay Project Costs shall be accompanied by a certificate of the Construction Inspector stating that the Milestone relating to the Construction Loan Advance Date has been achieved in compliance with applicable requirements of the Contract, other Vessel contracts, the Construction Documents and this Credit Agreement. Each such notice shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept from the Banks on the applicable Construction Loan Advance Date the requested Construction Advance provided in such notice. The amount of each Construction Advance requested pursuant to each Construction Loan Request shall be in a minimum aggregate amount of $500,000.

            Conversion Options.

                 Conversion to Different Type of Construction Advance.

               The Borrower may elect from time to time to convert any Outstanding Construction Advance to a Construction Advance of another Type, provided that (a) with respect to any such conversion of a Construction Advance to a Base Rate Advance, the Borrower shall give the Agent at least three (3) Business Days prior written notice of such election; (b) with respect to any such conversion of a Eurodollar Rate Advance into a Construction Advance of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto; (c) with respect to any such conversion of a Base Rate Advance to a Eurodollar Rate Advance, the Borrower shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election and (d) no Construction Advance may be converted into a Eurodollar Rate Advance when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Construction Advances to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of Outstanding Construction Advances of any Type may be converted as provided herein, provided that partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Conversion Request relating to the conversion of a Construction Advance to a Eurodollar Rate Advance shall be irrevocable by the Borrower.

                 Continuation of Type of Construction Advance.

               Any Construction Advances of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in
          Section 2.7.1; provided that no Eurodollar Rate Advance may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Advance on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Advance as such, then such Eurodollar Rate Advance shall be automatically converted to a Base Rate Advance on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

                 Eurodollar Rate Advances.

               Any conversion to or from Eurodollar Rate Advances shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Advances having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $100,000 in excess thereof.

            Funds for Construction Advances.

                 Funding Procedures.

               Not later than 11 o'clock a.m. (Boston time) on the proposed Drawdown Date of any Construction Advance, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Construction Advance. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section Section 11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Advances made available to the Agent by the Banks in the manner provided in Section Section 2.8.3 and 2.8.4. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Construction Advance shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Construction Advance.

                 Advances by Agent.

               The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Construction Advance to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of
          (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount of such Bank's Commitment Percentage of such Construction Advance, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Construction Advance shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Construction Advance is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Construction Advance made on such Drawdown Date.

                 Construction Advances to Borrower or Builder.

               All Construction Advances made pursuant to this Section 2.8 shall be made, at the sole and absolute discretion of the Agent, either directly to the Borrower or directly to the Builder for deposit in an appropriately designated special bank account, and the execution of this Credit Agreement by the Borrower shall, and hereby does, constitute an irrevocable authorization to disburse the proceeds of the Construction Advances to fund progress payments to the Builder when due, in accordance with Schedule 1.1(b) and the provisions of the Contract. No further authorization from the Borrower shall be necessary to warrant such direct disbursements of the proceeds of the Construction Advances to the Builder and all such disbursements shall satisfy pro tanto the obligations of the Agent and the Banks hereunder and shall be secured by the Security Documents as fully as if made directly to the Borrower.

                 Construction Advances to Others.

               Upon the occurrence and during the continuance of any Default or Event of Default and following five (5) days prior written notice to the Borrower (provided that such prior notice is not required if in the reasonable opinion of the Agent such prior notice would adversely affect the Collateral or the rights and benefits of the Banks in respect of the Collateral), at the direction of the Majority Banks in their sole discretion, the Agent may disburse all or any portion of the proceeds of any Construction Advance to any Person to whom the Agent in good faith determines payment is due for goods delivered, services rendered or expenditures incurred in connection with the Project, or in order to preserve and protect the Collateral in relation to the Project, and any portion of a Construction Advance so disbursed by the Agent shall be deemed disbursed as of the date on which the Agent makes such disbursement. Subject to the provisions of this paragraph, the execution of this Credit Agreement by the Borrower shall, and hereby does, constitute an irrevocable authorization so to disburse the proceeds of any Construction Advance and no further authorization from the Borrower shall be necessary to warrant such direct disbursements and all such disbursements shall satisfy pro tanto the obligations of the Agent and the Banks hereunder and shall be secured by the Security Documents as fully as if made directly to the Borrower.

                 Advances Pursuant to Contract.

               Upon the occurrence and during the continuance of any Default or Event of Default and following five (5) days prior written notice to the Borrower (provided that such notice is not required if in the reasonable opinion of the Agent such prior notice would adversely affect the Collateral or the rights and benefits of the Banks in respect of the Collateral), at the direction of the Majority Banks in their sole discretion, the Banks may fund additional Construction Advances to the Builder or any other Person the Banks deem necessary to continue and complete all or a portion of the construction on the Vessels. The execution of this Credit Agreement by the Borrower shall, and hereby does, constitute an irrevocable authorization to make such Construction Advances and disburse the proceeds in accordance with this Section 2.8.5, and such Advances shall be Construction Advances and shall be secured by the Security Documents as fully as if requested directly by the Borrower and made directly to the Borrower.

                 Construction Advances Do Not Constitute a Waiver.

               No Construction Advance made by the Banks shall constitute a waiver of any of the conditions to the obligation of the Banks to make further Construction Advances nor, in the event the Borrower or the Guarantor fails to satisfy any such condition, shall any such Construction Advance have the effect of precluding the Agent or the Majority Banks from thereafter declaring such failure to satisfy a condition to be an Event of Default (unless the satisfaction of such condition has been waived pursuant to Section 26 hereof).

     REPAYMENT OF THE CONSTRUCTION LOAN.

            Maturity.

          In the event the Construction Loan is not converted into the Term Loan on the Conversion Date, the Borrower promises to pay on the Conversion Date, and there shall become absolutely due and payable on the Conversion Date, the entire unpaid principal balance Outstanding of the Construction Loan on such date, together with any and all accrued and unpaid interest thereon.

            Mandatory Repayments of Construction Loan.

          If at any time the Outstanding amount of the Construction Loan exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for application to the Construction Loan.

            Optional Repayments of Construction Loan.

          The Borrower shall have the right, at its election, to repay the Outstanding amount of the Construction Loan, as a whole or in part, at any time without penalty or premium, provided that the full or partial prepayment of the Outstanding amount of any Eurodollar Rate Advance pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least three (3) Business Days prior written notice, of any proposed repayment pursuant to this Section 3.3 of Base Rate Advances, and four (4) Eurodollar Business Days notice of any proposed repayment pursuant to this Section 3.3 of Eurodollar Rate Advances, in each case, specifying the proposed date of payment of Construction Advances and the principal amount to be paid. Each such partial prepayment of the Construction Loan shall be in an integral multiple of $1,000,000, shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment and shall be applied first to the principal of Base Rate Advances and then to the principal of Eurodollar Rate Advances. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

     THE TERM LOAN.

            Conversion of Construction Loans; the Term Loan.

          Subject to the terms and conditions hereinafter set forth, including, without limitation, the satisfaction of the conditions set forth in Section 12 hereof, on the Conversion Date the aggregate amount of the Outstanding Construction Loan shall be converted into a Term Loan in an aggregate principal amount equal to the aggregate Outstanding principal balance of the Construction Loan on that date, held severally by the Banks in accordance with their Commitment Percentages. The Term Loan Outstanding after conversion shall be evidenced by the separate promissory notes of the Borrower in substantially the form of Exhibit B attached hereto (each a "Term Note"), dated as of the Conversion Date and completed with appropriate insertions. One Term Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment Percentage of the Term Loan, plus interest accrued thereon. On the Conversion Date the Borrowers shall pay to the Agent for the pro rata accounts of the Banks all commitment fees and other fees payable to the Agent and the Banks hereunder (if any), and, as soon as reasonably practicable after such payment, each Bank shall surrender to the Borrower its Construction Loan Note against receipt of its Term Note evidencing the amount of the Outstanding Construction Loan so converted.

            The Term Notes.

          Each Term Note shall represent the obligation of the Borrower to pay to such Bank such principal amount or, if less, the Outstanding amount of such Bank's Commitment Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes the Agent to make or cause to be made a notation on the Agent's Term Note Record reflecting the original principal amount of each Bank's Commitment Percentage of the Term Loan and, at or about the time of the Agent's receipt of any principal payment on any Term Note, an appropriate notation on the Term Note Record reflecting such payment. The aggregate unpaid amount set forth on each Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Bank, but the failure to record, or any error in so recording, any such amount on the Term Note Record shall not affect the obligations of the Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

            Schedule of Installment Payments of Principal of Term Loan.

          The Borrower promises to pay to the Agent for the account of the Banks the principal amount of the Term Loan in (a) twenty (20) consecutive quarterly installments of $750,000, such installments to be due and payable on the last day of each fiscal quarter of the Borrower commencing with the fiscal quarter ending September 30, 1996, and (b) seven (7) consecutive quarterly installments of $1,250,000, such installments to be due and payable on the last day of each fiscal quarter of the Borrower commencing with the fiscal quarter ending September 30, 2001, with a final payment of all remaining Outstanding principal amounts of the Term Loan, together with all accrued and unpaid interest thereon, due and payable on the Term Loan Maturity Date. In addition, the Borrower promises to pay to the Agent for the respective accounts of the Banks those amounts as are required to be paid pursuant to any asset disposition consummated in connection with Section 9.5.2. after the Conversion Date, in the manner and at the times set forth in Section 9.5.2, which amounts shall be applied to the Outstanding Term Loan in the inverse order of maturity.

            Optional Prepayment of Term Loan.

          The Borrower shall have the right at any time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than three (3) Business Days' prior written notice to the Agent, without premium or penalty, provided that (a) each partial prepayment shall be in a principal amount equal to $3,000,000 or an integral multiple of $1,000,000 in excess thereof, (b) no portion of the Term Loan bearing interest at the Eurodollar Rate may be prepaid pursuant to this Section 4.4 except on the last day of the Interest Period relating thereto and (c) each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective Outstanding amount of each Bank's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied pro rata against the remaining scheduled installments of principal due on the Term Loan. No amount repaid with respect to the Term Loan may be reborrowed.

            Interest on Term Loan.

                 Interest Rates.

               Except as otherwise provided in Section 5.10, the Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

               (a) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Base Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate plus the Applicable Margin.

               (b) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Eurodollar Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Eurodollar Rate then in effect plus the Applicable Margin.

               (c) The Borrower promises to pay interest on the Term Loan or any portion thereof Outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

                 Notification by Borrower.

               The Borrower shall notify the Agent, such notice to be irrevocable, at least two (2) Business Days prior to the Conversion Date if all or any portion of the Term Loan is to bear interest at the Base Rate and at least three (3) Business Days prior to the Conversion Date if all or any portion of the Term Loan is to bear interest at the Eurodollar Rate. After the Term Loan has been made, the provisions of Section 2.7 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrower may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Construction Loan, subject to the same limitations as applied to Construction Advances.

                 Amounts, etc.

               Any portion of the Term Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

     CERTAIN GENERAL PROVISIONS.

            Closing Fee.

          The Borrower agrees to pay to the Agent on the Closing Date a closing fee (the "Closing Fee") in the amount set forth in the Fee Letter.

            Funds for Payments.

                 Payments to Agent.

               All payments of principal, interest, commitment fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

                 No Offset, etc.

               All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

            Computations.

          All computations of interest on the Base Rate Advances and of commitment or other fees shall be based on a 365-day year and paid for the actual number of days elapsed. All computations of interest on the Eurodollar Rate Advances shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Advances, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding amount of the Advances as reflected on the Records from time to time shall be prima facie evidence of the amounts so Outstanding.

            Inability to Determine Eurodollar Rate.

          In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Advance, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Advance during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Construction Advance Request or Conversion Request with respect to Eurodollar Rate Advances shall be automatically withdrawn and shall be deemed a request for Base Rate Advances, (b) each Eurodollar Rate Advance will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Advance, and (c) the obligations of the Banks to make Eurodollar Rate Advances shall be suspended until the Agent or the Majority Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

            Illegality.

          Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Advances, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon
   (a) the commitment of such Bank to make Eurodollar Rate Advances or convert Advances of another Type to Eurodollar Rate Advances shall forthwith be suspended and (b) such Bank's Advances then Outstanding as Eurodollar Rate Advances, if any, shall be converted automatically to Base Rate Advances on the last day of each Interest Period applicable to such Eurodollar Rate Advances or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 5.5, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Advances hereunder.

            Additional Costs, etc.

          If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

               (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Bank's Commitment or the Advances (other than taxes based upon or measured by the revenue, income or profits of such Bank or the Agent), or

               (b) materially change the basis of taxation (except for changes in taxes on revenue, income or profits) of payments to any Bank of the principal of or the interest on the Advances or any other amounts payable to any Bank or the Agent under this Credit Agreement or the other Loan Documents, or

               (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

               (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Advances, such Bank's Commitment, or any class of loans or commitments of which the Advances or such Bank's Commitment forms a part, and the result of any of the foregoing is

               (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining the Advances or such Bank's Commitment, or

               (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or the Advances, or

               (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum.

            Capital Adequacy.

          If after the date hereof any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment or Advances to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower agrees to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with Section 5.9 hereof.
   Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

            Certificate.

          A certificate setting forth any additional amounts payable pursuant to Section 5.6 or 5.7 and a complete explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be prima facie evidence that such amounts are due and owing.

            Indemnity.

          The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Advances as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Advances, (b) default by the Borrower in making a borrowing after the Borrower has given (or is deemed to have given) a Construction Advance Request or a Conversion Request relating thereto in accordance with Section 2.6 or Section 2.7 or (c) the making of any payment of a Eurodollar Rate Advance or the making of any conversion of any such Advance to a Base Rate Advance on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Advances.

            Interest After Default.

                 Overdue Amounts.

               Overdue principal and (to the extent permitted by applicable law) interest on the Advances and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two and one-half percent (2 1/2%) above the rate applicable to Base Rate Advances until such amount shall be paid in full (after as well as before judgment).

                 Amounts Not Overdue.

               During the continuance of a Default or an Event of Default the principal of the Advances not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Majority Banks pursuant to
          Section 26, bear interest at a rate per annum equal to the greater of (i) two and one-half percent (2 1/2%) above the rate of interest otherwise applicable to the Advances pursuant to Section 2.5 and
          Section 4.5 and (ii) the rate of interest applicable to overdue principal pursuant to Section 5.10.1.

            Certain Rights of the Agent and Banks.

                 Right to Retain the Construction Inspector.

               The Agent shall have the right to retain, at the Borrower's cost and expense (to the extent of reasonable market rates for such professional services and which are estimated on the Closing Date not to exceed $15,000), the Construction Inspector to perform the following services on behalf of the Agent and the Banks:

               (a) to make periodic inspections (i) for the purpose of providing the Agent and the Banks with an opinion to satisfy the conditions set forth in Section 12.5 hereof, and (ii) otherwise for the purpose of assuring that construction of the Vessels to the date thereof is in accordance with the Plans and Specifications, and to advise the Agent and the Banks of the anticipated cost of and time for completion of construction on the Vessels; and

               (b) to review and advise the Agent and the Banks on any proposed change orders or construction change directives.

               Any such review and inspection for the purposes of Section
          11.15 or Section 12.5 hereof shall be performed in a timely manner.

               The fees of the Construction Inspector shall be paid by the Borrower forthwith upon billing therefor and expenses incurred by the Agent and the Banks on account thereof shall be reimbursed to the Agent and the Banks forthwith upon request therefor, but neither the Agent nor the Banks shall have any liability to the Borrower on account of (i) the services performed by the Construction Inspector, (ii) any neglect or failure on the part of the Construction Inspector to properly perform its services, or
          (iii) any approval by the Construction Inspector of construction on the Vessels. Neither the Agent, the Banks nor the Construction Inspector assumes any obligation to the Borrower or any other Person concerning the quality of construction on the Vessels or the absence therefrom of defects.

                 Right to Obtain Appraisals.

               The Agent and the Banks shall have the right to obtain from time to time, at the Borrower's cost and expense, updated Appraisals of the Collateral, and an Appraisal of each of the Vessels, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall only be obligated to pay for the costs and expenses associated with one such Appraisal per Vessel during any calendar year or the number of Appraisals as otherwise required by a Governmental Authority or by law. The reasonable costs and expenses incurred by the Agent and the Banks in obtaining such Appraisals shall be paid by the Borrower forthwith upon billing or request by the Agent and the Banks for reimbursement therefor.

     SECURITY AND GUARANTIES.

            Security of Borrower.

          The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party. Without limiting the generality of the foregoing, the Obligations shall be secured by the following:

               (a) a perfected first priority lien and security interest in all assets of the Borrower pursuant to the terms of the Security Agreement;

               (b) a perfected first priority security interest in all of the Borrower's rights (but not its obligations) under the Contract (including without limitation rights to enforce the Shipbuilding Guaranty), such security interests to be granted pursuant to the Contract Collateral Assignment;

               (c) a perfected first priority security interest in and assignment of all the Borrower's right, title, and interest in and to any insurance and/or insurance policies with respect to each of the Vessels and the Strong/American such security interest to be granted pursuant to the Assignment of Insurance;

               (d) a perfected first priority security interest in an assignment of all of the Borrower's right, title and interest in and to the irrevocable guaranty (the "Shipbuilding Guaranty") by the Shipbuilding Guarantor to the Borrower, guarantying the performance and payment of Builder of its obligations under the Contract and naming the Borrower and the Agent (for the benefit of the Agent and the Banks) as co-beneficiaries and specifying that the interest of the Agent (for the benefit of the Agent and the Banks) shall be in preference to and have priority over the Borrower and any Person claiming under, from or through the Borrower, in a form acceptable to the Agent and the Banks provided, however, if at any time the Net Worth of the Shipbuilding Guarantor is less than $500,000,000, such Shipbuilding Guaranty shall be secured by collateral acceptable to the Agent, or replaced with the Performance Bond pursuant to the requirements set forth in the Intercreditor Agreement;

               (e) a perfected first priority security interest in and assignment of all the Borrower's right, title and interest in and to all contracts, permits and licenses relating to each Vessel and the Strong/American, such security interest to be granted pursuant to the Assignment of Contracts;

               (f) a perfected first priority security interest in and assignment to all of the Borrower's right, title and interest in and to the Charter (including but not limited to dominion over cash payments due under the Charter), such security interest to be granted pursuant to the Assignment of Charter; and

               (g) a perfected first preferred mortgage lien and security interest in each Vessel and the Strong/American pursuant to the terms of the First Preferred Fleet Mortgage.

            Guaranties of the Guarantor.

          The Obligations shall also be guaranteed pursuant to the terms of the Guaranty.

     REPRESENTATIONS AND WARRANTIES.

          Each of the Borrower and the Guarantor represents and warrants to the Banks and the Agent as follows:

            Corporate Authority.

                 Incorporation; Good Standing.

               Each of the Borrower and the Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or the Guarantor.

                 Authorization.

               The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or the Guarantor is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or the Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or the Guarantor and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower or the Guarantor.

                 Enforceability.

               The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or the Guarantor is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

            Governmental Approvals.

          The execution, delivery and performance by the Borrower and the Guarantor of this Credit Agreement and the other Loan Documents to which the Borrower and the Guarantor is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any Governmental Authority other than those already obtained and listed on Schedule 7.2 hereto.

            Title to Properties; Leases.

          Except as indicated on Schedule 7.3 hereto, the Borrower and the Guarantor own all of the assets reflected in the combined balance sheet of the Guarantor and the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

            Financial Statements and Projections.

                 Financial Statements.

               There has been furnished to the Agent a combined balance sheet of the Borrower and the Guarantor as at the Balance Sheet Date, and a combined statement of income for the fiscal year then ended, certified by the Borrower's independent certified public accountants. Such balance sheet and statement of income have been prepared in accordance with Generally Accepted Accounting Principles and fairly present the financial condition of the Borrower and the Guarantor as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or the Guarantor as of such date involving material amounts, known to the officers of the Borrower not disclosed in said balance sheet and the related notes thereto.

                 Projections.

               The projections of the annual operating budgets of each of the Borrower and the Guarantor on an individual basis, balance sheets and cash flow statements for the 1995 to 1999 fiscal years, copies of which have been delivered to each Bank, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower and the Guarantor, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and the Guarantor of the results of operations and other information projected therein.

            No Material Changes, etc.

               (a) Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and the Guarantor as shown on or reflected in the combined balance sheet of the Borrower and the Guarantor as at the Balance Sheet Date, or the combined statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower and the Guarantor. Except as set forth on Schedule 7.5(a), since the Balance Sheet Date, neither the Guarantor nor the Borrower has made any Distributions.

               (b) Each of the Borrower and the Guarantor (before and after giving effect to the transactions contemplated by this Credit Agreement the other Loan Documents) (i) is solvent, (ii) has assets having a fair value in excess of its liabilities, (iii) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and (iv) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature.

            Franchises, Patents, Copyrights, etc.

          Each of the Borrower and the Guarantor possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

            Litigation.

          There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or the Guarantor before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower or the Guarantor or materially impair the right of the Borrower and the Guarantor considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the combined balance sheet of the Borrower and the Guarantor, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

            No Materially Adverse Contracts, etc.

          Neither the Borrower nor the Guarantor is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or the Guarantor. Neither the Borrower nor the Guarantor is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or the Guarantor .

            Compliance With Other Instruments, Laws, etc.

          Neither the Borrower nor the Guarantor is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or the Guarantor.

            Tax Status.

          Each of the Borrower and the Guarantor (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject,
   (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim. Each of the Borrower and the Guarantor is a "S Corporation" as defined in Section 1361(a)(1) of the Code.

            No Event of Default.

          No Default or Event of Default has occurred and is continuing.

            Holding Company and Investment Company Acts.

          Neither the Borrower nor the Guarantor is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

            Absence of Financing Statements, etc.

          Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or the Guarantor or rights thereunder.

            Perfection of Security Interest.

          All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary, under applicable law, to establish and perfect the Agent's security interest in the Collateral, other than the Ramp, provided, however, that all necessary filings, assignments, pledges and deposits of document or instruments necessary to establish and perfect the Agent's security interest in the Ramp will have been made within thirty (30) days of the Closing Date. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens. All of the Obligations of the Borrower and the Guarantor will, at the time from and after the execution and delivery of each of the Security Documents, be entitled to the benefits of and be secured by each of the Security Documents.

            Certain Transactions.

          None of the officers, directors, or employees of the Borrower or the Guarantor is presently a party to any transaction with Borrower or the Guarantor (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower or the Guarantor, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            Employee Benefit Plans.

                 In General.

               Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
          Section 103(d) of ERISA, with respect to each Guaranteed Pension
          Plan.

                 Terminability of Welfare Plans.

               Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.

                 Guaranteed Pension Plans.

               Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of
          Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                 Multiemployer Plans.

               Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

            Regulations U and X.

          The proceeds of the Construction Loan shall be used to finance the construction on the Vessels, to pay Project Costs and up to $5,000,000 of such proceeds may be used to refinance existing Indebtedness owing to Greyrock Financial, and pay costs and fees associated with such refinancing. No portion of the Construction Loan or the Term Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

            Environmental Compliance.

          The Guarantor and Borrower have taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, have determined that:

               (a) none of the Borrower, the Guarantor or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or the Guarantor;

               (b) neither the Borrower nor the Guarantor has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or the Guarantor conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

               (c) except as set forth on Schedule 7.18 attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, the Guarantor or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or the Guarantor, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Guarantor's and the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

               (d) None of the Borrower, the Guarantor or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby.

            Subsidiaries, etc.

          The Borrower and the Guarantor have no Subsidiaries. Except as set forth on Schedule 7.19 hereto, neither the Guarantor nor the Borrower is engaged in any joint venture or partnership with any other person.

            Real Property.

          Except as set forth on Schedule 7.20, neither of the Guarantor nor the Borrower owns or leases (as lessee or sublessee) any Real Estate.

            Principal Place of Business.

          The Borrower's principal place of business is 500 Park Avenue, New York, New York 10022. The Guarantor's principal place of business is 9550 Regency Square Boulevard, Suite 500, Jacksonville, Florida 32225.

            Disclosure.

          None of this Credit Agreement, any of the other Loan Documents nor any of the Construction Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. There is no fact known to either the Borrower or the Guarantor which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, exclusive of effects resulting from changes in general economic conditions, the business, assets, financial condition or prospects of the Borrower or the Guarantor.

            Fiscal Year.

          The Borrower's fiscal year is the twelve months ending December 31 of each year. The Guarantor's fiscal year is the twelve months ending December 31 of each year.

            Insurance.

          Schedule 7.24 attached hereto lists the policies and types and amounts of coverage (including deductibles) of theft, fire, liability, life, property and casualty and other insurance owned or held by the Borrower and the Guarantor on the date hereof. Such policies of insurance are maintained with financially sound and reputable insurance companies, funds, underwriters or mutual indemnification associations and are of the kinds, cover such risks and are in such amounts, with such deductibles and exclusions, as are required under Section 8.7 hereof and under the Security Documents. All such policies are in full force and effect; are sufficient for compliance by the Borrower and the Guarantor with all requirements of law and all agreements to which the Borrower and the Guarantor is a party; are valid and enforceable policies and will remain in full force and effect through the respective dates set forth in such schedule; and coverage thereunder will not be reduced by, or terminate or lapse by reason of, the transactions contemplated by this Credit Agreement.

            Construction Contracts.

          The Construction Contract is in full force and effect and both the Borrower and the other party or parties to such contract are in full compliance with their respective obligations under such contract. The work to be performed under the Construction Contract is the work called for by the Plans and Specifications. All work required to complete the construction in accordance with the Plans and Specifications is provided for under the Construction Contract.

            Concerning the Vessels.

          (a) The Borrower's ownership and operation of each Vessel and the Strong/American complies with all applicable requirements of the Shipping Act, 1916, as amended and in effect, and all applicable regulations thereunder. Each of the Borrower and the Guarantor is a citizen of the United States for purposes of operating each of the Vessels and the Strong/American in the registry or coastwise trade in accordance with
   Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder. Each Vessel and the Strong/American is (a) covered by hull and machinery, protection and indemnity and excess liability insurance in accordance by the requirements of the First Preferred Fleet Mortgage, and (b) operated and maintained as a vessel in the registry or coastwise trade (subject in the case of the Strong/American, to certain restrictions resulting from the construction financing thereof) in accordance with the Shipping Act, 1916, as amended and in effect, and the regulations thereunder.

          (b) None of the Vessels is subject to any charter other than the Charter.

     AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTOR.

          Each of the Borrower and the Guarantor covenants and agrees that, so long as the Construction Loan, Term Loan or any Note is Outstanding or any Bank has any obligation to make any Construction Advance:

            Punctual Payment.

          The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Advances and the commitment fees provided for in this Credit Agreement, all in accordance with the terms of this Credit Agreement and the Notes.

            Maintenance of Office.

          Each of the Guarantor and the Borrower will maintain its chief executive office of those locations listed in Section 7.21, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

            Records and Accounts.

          Each of the Guarantor and the Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties contingencies, and other reserves.

            Financial Statements, Certificates and Information.

          The Borrower will deliver to the Agent for delivery to each of the
   Banks:

               (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the combined balance sheet of the Guarantor and the Borrower and the combining balance sheet of the Guarantor and the Borrower, each as at the end of such year, and the related combined statement of income and combined statement of cash flow and combining statement of income and combining statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such combined and combining statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, and certified without qualification by Deloitte & Touche or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

               (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited combined balance sheet of the Borrower and the Guarantor and the unaudited combining balance sheet of the Borrower and the Guarantor, each as at the end of such quarter, and the related combined statement of income and combined statement of cash flow and combining statement of income and combining statement of cash flow for the portion of the Borrower's and the Guarantor's fiscal year then elapsed, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Guarantor and the Borrower on the date thereof (subject to year-end adjustments);

               (c) as soon as practicable, but in any event not later than thirty (30) days after the end of each fiscal year, the annual budget for each of the Borrower and the Guarantor for the next succeeding fiscal year, such annual budget to be set forth in reasonable detail on a month-to-month basis;

               (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower (the "Compliance Certificate") in substantially the form of Exhibit M hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 and (if applicable) reconciliations to reflect changes in Generally Accepted Accounting Principles since the Balance Sheet Date;

               (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower or the Guarantors;

               (f) from time to time upon request of the Agent, projections of the Borrower and the Guarantor updating those projections delivered to the Banks and referred to in Section 7.4.2 hereto or, if applicable, updating any later such projections delivered in response to a request pursuant to this Section 8.4(f); and

               (g) from time to time such other financial data and information (including accountants' management letters) as the Agent or any Bank may reasonably request.

            Notices.

                 Defaults.

               The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or the Guarantor is a party or obligor, whether as principal or surety, the Borrower shall forthwith give written notice thereof to each of the Banks, describing the notice or action and the nature of the claimed default.

                 Environmental Events.

               The Borrower will promptly give notice to the Agent (a) of any violation of any Environmental Law that the Borrower or the Guarantor reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or the Guarantor, or the Agent's security interests pursuant to the Security Documents.

                 Notification of Claims Against Collateral.

               The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

                 Notice of Litigation and Judgments.

               Each of the Guarantor and the Borrower will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or the Guarantor or to which the Borrower or the Guarantor is or becomes a party involving an uninsured claim against the Borrower or the Guarantor that could reasonably be expected to have a materially adverse effect on the Borrower or the Guarantor and stating the nature and status of such litigation or proceedings. The Guarantor and the Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or the Guarantor in an amount in excess of $500,000.

                 Notice of Nonpayment.

               The Borrower will immediately notify the Bank in writing if the Borrower receives any written or other formal notice from the Builder or any laborer, subcontractor or materialman to the effect that the Builder, such laborer, subcontractor or materialman has not been paid an amount in excess of $200,000 when due for labor or materials furnished in connection with the construction on either Vessel.

            Corporate Existence; Maintenance of Properties.

          Each of the Guarantor and the Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises. Each (a) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Guarantor or the Borrower, as the case may be, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this
   Section 8.6 shall prevent the Borrower or the Guarantor from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower or the Guarantor, as the case may be, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and the Guarantor on a combined basis.

            Insurance.

          Each of the Guarantor and the Borrower will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies and in such types and amounts and with such deductibles as in accordance with
   Schedule 7.24 and shall be in accordance with the terms of the Security Documents. In addition, the Borrower will require the Builder and any other party to the Contract to obtain and maintain at all times during the construction on the Vessels the insurance required by the Contract and such other insurance as may be reasonably required by the Banks (including, without limitation, commercial general liability insurance, comprehensive automobile liability insurance, builders all risk insurance, workmen's compensation insurance and employer liability insurance), all such insurance to be in such amounts and form, to include such coverage and endorsements, and to be issued by such insurers as shall be approved by the Banks, and to contain the written agreement of the insurer to give the Agent thirty (30) days prior written notice of cancellation, nonrenewal, modification or expiration thereof. The Borrower will provide or will cause the Builder and any other party to the Contract to provide the Agent with certificates evidencing such insurance. The Borrower will, at their expense, cause the Agent to be named as additional insured and loss payee under each of the policies providing such insurance coverage, without recourse against the Agent or any of the Banks for payment of premiums, and with the right to prior notice of any cancellation or termination of coverage.

            Taxes.

          Each of the Guarantor and the Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions that in the aggregate are not material to the business or assets of the Guarantor or the Borrower on an individual basis or of the Borrower and the Guarantor on a combined basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Guarantor or the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Guarantor and the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

            Inspection of Properties and Books, etc.

                 General.

               Each of the Guarantor and the Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or the Guarantor to examine the books of account of the Borrower or the Guarantor (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower or the Guarantor with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

                 Communication with Accountants.

               After prior written notice to the Borrower, each of the Guarantor and the Borrower agrees to authorize the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Guarantor's and the Borrower's independent certified public accountants and agrees to authorize such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or the Guarantor. At the request of the Agent, the Borrower and the Guarantor shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.9.2.

            Compliance with Laws, Contracts, Licenses, and Permits.

          Each of the Guarantor and the Borrower will comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If at any time while any Advance or Note is Outstanding or any Bank has any obligation to make Advances hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Guarantor or the Borrower may fulfill any of its obligations hereunder, the Guarantor and the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Guarantor or the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

            Employee Benefit Plans.

          The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service furnish to the Agent a copy of the most recent actuarial statement required to be submitted under
   Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Section Section 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA,
   or in respect of a Multiemployer Plan, under Section Section 4041A, 4202, 4219, 4242, or 4245 of ERISA.

            Use of Proceeds.

          The Borrower will use the proceeds of the Construction Loan solely to finance the construction on the Vessels, to pay Project Costs associated with the Vessels and to refinance existing Indebtedness owing to Greyrock Financial, provided, however, the proceeds of the Construction Loan used to refinance existing Indebtedness (including the payment of any prepayment penalties) to Greyrock Financial shall be in an amount of not more than $5,000,000 in the aggregate.

            Commencement, Pursuit and Completion of Construction.

          Pursuant to the Contract, the Borrower will cause the Builder to do all work in connection with the Project in a good and workmanlike manner and without any material defects. The Borrower will pay all such sums and perform all such acts as may be appropriate to complete the Project (i) in accordance with the Plans and Specifications, (ii) in compliance in all material respects with the Requirements and with all terms and conditions of the Loan Documents, (iii) without material deviation from the Plans and Specifications unless the Borrower has obtained the prior approval of the Banks and the Agent, and (iv) free from any liens, claims or assessments (actual or contingent) asserted against either Vessel for any material, labor or other items furnished in connection with the Project.

            Approvals.

          The Borrower will give, or cause the Builder to give, all such notices to, and take all such other actions with respect to, such Governmental Authority as may be required in order to comply with all applicable Requirements in the completion of the construction on the Vessels and the use and operation of the Vessels.

            Laborers, Subcontractors and Materialmen.

          The Borrower will cause the Builder to furnish to the Agent, upon request at any time, and from time to time, affidavits listing all laborers, subcontractors, materialmen, and any other Persons who might or could claim statutory or common law liens, and who are furnishing or have furnished labor or material in connection with the Project, or any part thereof, in each case in excess of $100,000 and in the aggregate in excess of $250,000, together with affidavits or other evidence satisfactory to the Agent, showing that such parties have been paid all amounts then due for labor and materials furnished in connection with the Project. The Borrower will cause the Builder to furnish to the Agent, at any time and from time to time upon demand by the Banks, lien waivers bearing a then current date and prepared on a form satisfactory to the Agent from the Builder and any such subcontractors or materialmen to whom amounts equal to or exceeding $100,000 are owed, in each case, and $250,000 in the aggregate, as the Banks may request.

            Classification.

          Each Vessel will be in compliance with the requirements of the American Bureau of Shipping or any other classification society acceptable to the Agent, for the highest classification for vessels of like age and type at all times except when dry docked for the purpose of the performance of the construction of the Project with respect to such Vessel.

            Recordation of Vessel Mortgage.

          On or prior to the Closing Date, each Vessel will be documented with the United States Coast Guard, and the Borrower will execute and deliver the First Preferred Fleet Mortgage on the Vessels to the Agent for the benefit of the Agent and the Banks and cause such First Preferred Fleet Mortgage to be recorded with the United States Coast Guard in accordance with the provisions of this Credit Agreement.

            Execution and Delivery of Term Note.

          The Borrower shall execute and deliver to each Bank, on or before the Conversion Date, the Term Notes contemplated by Section 4.2 hereof.

            S Corporation Status.

          Each of the Borrower and the Guarantor shall take all necessary action to maintain its status as an "S Corporation" as defined in Section 1361(a)(1) of the Code.

            Further Assurances.

          Each of the Guarantor and the Borrower will cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

            Concerning the Vessels.

          The Borrower and the Guarantor shall at all times operate each Vessel and the Strong/American in compliance in all respect with all applicable governmental rules, regulations and requirements pertaining to such vessels (including, without limitation, all requirements of the Shipping Act of 1916, as amended and in effect, applicable to each such vessel) and in compliance in all respects with all rules, regulations and requirements of the American Bureau of Shipping. Each of the Borrower and the Guarantor shall at all times maintain its citizenship in the United States for purposes of operating each of the Vessels in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder. The Borrower shall furnish to the Agent and the Bank the certificate of the American Bureau of Shipping covering each of the Vessels and the Strong/American no later than thirty (30) days after the end of each fiscal year of the Borrower. The Borrower shall keep each Vessel registered under the laws of the United States with a certificate of vessel documentation endorsed to evidence its ability to engage in the registry or coastwise trade (except to the extent provided in Section 7.26 with respect to the Strong/American).

            Chattel Mortgage on Ramps.

          The Borrower shall, by not later than thirty (30) days after the Closing Date, deliver to the Agent, for the benefit of the Agent and the Banks, a chattel mortgage on the property of the Borrower constituting the ramps located in Puerto Rico granting to the Agent, for the benefit of the Agent and the Banks, a first priority perfected security interest in such ramps, which chattel mortgage shall be in form and substance satisfactory to the Agent and the Banks.

     CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE GUARANTOR

          Each of the Borrower and the Guarantor covenants and agrees that, so long as any Advance or Note is Outstanding or any Bank has any obligation to make any Construction Advances:

            Restrictions on Indebtedness.

          Each Guarantor and the Borrower will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

               (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

               (b) current liabilities of the Guarantor and the Borrower incurred in the ordinary course of business not incurred through
          (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

               (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.8;

               (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Guarantor or the Borrower, as the case may be, shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

               (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

               (f) obligations under Capitalized Leases not exceeding $2,000,000 in aggregate amount at any time Outstanding;

               (g) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Guarantor or the Borrower, provided that the aggregate principal amount of such Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property of the Guarantor and the Borrower shall not exceed the aggregate amount of $15,000,000 at any one time; and

               (h) Indebtedness existing on the date of this Credit Agreement and listed and described on Schedule 9.1 hereto.

            Restrictions on Liens.

          Each of the Guarantor and the Borrower will not (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Guarantor and the Borrower may create or incur or suffer to be created or incurred or to exist:

               (a) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

               (b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

               (c) liens on properties other than the Vessels the Strong/American and the Pontoons in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 9.1(d);

               (d) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties other than the Vessels the Strong/American and the Pontoons in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

               (e) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Guarantor or the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Guarantor or the Borrower, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Guarantor and the Borrower on a combined basis;

               (f) presently outstanding liens listed on Schedule 9.2 hereto;

               (g) purchase money security interests in or purchase money mortgages on real or personal property other than the Vessels the Strong/American and the Pontoons acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 9.1(g), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired; and

               (h) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents.

            Restrictions on Investments.

          Each of the Guarantor and the Borrower will not make or permit to exist or to remain Outstanding any Investment except Investments in:

               (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Guarantor or the Borrower;

               (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

               (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

               (d)  Investments existing on the date hereof and listed on
          Schedule 9.3 hereto; and

               (e)  Investments consisting of the Guaranty;

   provided, however, that, such Investments will be considered Investments permitted by this Section 9.3 only if all actions have been taken to the satisfaction of the Agent to provide to the Agent, for the benefit of the Banks and the Agent, a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Encumbrances.

            Distributions.

          Each of the Guarantor and the Borrower will not make any Distributions if any Default or Event of Default (a) has occurred and is continuing or (b) would exist as a result of making such Distribution.

            Merger, Consolidation.

                 Mergers and Acquisitions.

               Each of the Guarantor and the Borrower will not become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices).

                 Disposition of Assets.

               Each of the Guarantor and the Borrower will not become a party to or agree to or effect any disposition of assets, other than the disposition of assets in the ordinary course of business, consistent with past practices.

            Sale and Leaseback.

          Each of the Guarantor and the Borrower will not enter into any arrangement, directly or indirectly, whereby either the Guarantor or the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Guarantor or the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

            Compliance with Environmental Laws.

          Each of the Guarantor and the Borrower will not (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

            Negative Pledge.

          Each of the Guarantor and the Borrower will not enter into any agreement limiting such Person's right to grant to the Agent and the Banks a lien or security interest in the unencumbered assets of such Person.

            Employee Benefit Plans.

          Neither the Borrower nor any ERISA Affiliate will:

               (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

               (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in
          Section 302 of ERISA, whether or not such deficiency is or may be waived; or

               (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to
          Section 302(f) or Section 4068 of ERISA; or

               (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in
          Section 7.16.3 hereof.

            Non-Compete.

          Each of the Guarantor and the Borrower will not permit any affiliate of the Guarantor or the Borrower to engage in the same or any similar line of business as any of the Borrower or the Guarantor in the Puerto Rico market.

            Change of Principal Place of Business or Corporate Name.

          The Borrower will not change its principal place of business or its corporate name unless it shall have (a) given the Agent at least thirty
   (30) days' advance written notice of such change, and (b) filed in all necessary jurisdictions such documents as may be necessary to continue without impairment or interruption the perfection and priority of the liens on the Collateral in favor of the Agent pursuant to the Security Documents.

            Fiscal Year.

          Neither the Guarantor nor the Borrower will change its fiscal year from that set forth in Section 7.23 hereof.

            Restriction on Change Orders.

          The Borrower will not cause, permit or suffer to exist any deviations from the Plans and Specifications, nor approve or consent to any change order or construction change directive, without the prior approval of the Agent except for deviations or change orders not exceeding $100,000 individually and $250,000 in the aggregate.

            Charter.

          The Borrower will not amend, supplement or otherwise modify the terms of or terminate, the Charter without the prior written consent of the Agent and the Banks.

            Transactions with Affiliates.

          Neither the Borrower nor the Guarantor will enter into, or cause, suffer or permit to exist (a) any arrangement or contract with any of its other Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by the Borrower or the Guarantor to any Affiliate unless such arrangement is fair and equitable to the Borrower and the Guarantor; or (b) any other transaction, arrangement, contract with any of their other Affiliates which would not be entered into by a prudent Person in the position of the Borrower or the Guarantor with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates, provided, however, nothing contained in this Section 9.15 shall prohibit the Borrower or the Guarantor from restricting payments otherwise permitted by
   Section 9.4 hereof.

            Business Activities.

          Neither the Borrower nor the Guarantor will engage in any business activity it is not otherwise engaged in on the Closing Date, and neither the Borrower nor the Guarantor will engage in any business activity in any jurisdiction in which it does not operate as of the Closing Date.

     FINANCIAL COVENANTS OF THE BORROWER.

            Interest Coverage.

          The Borrower will not permit the Interest Coverage Ratio, calculated as of the end of each fiscal quarter of the Borrower, to be less than (a) 2.50:1.00 for the period of the Closing Date through the fiscal quarter ending March 31, 1997, and (b) 3.00:1.00 for each fiscal quarter ending thereafter.

            Debt Service.

          The Borrower will not permit the ratio of (a) Combined Operating Cash Flow to (b) Combined Financial Obligations as of the end of each fiscal quarter for the period of four (4) consecutive fiscal quarters then ending to be less than 1.20:1.00 for the period of the Closing Date through the fiscal quarter ending March 31, 1997 and 1.30:1.00 for each fiscal quarter ending thereafter.

            Liabilities to Worth Ratio.

          The Borrower will not permit the ratio of Combined Total Liabilities to Combined Tangible Net Worth to exceed 1.50:1.00 at any time from the Closing Date through December 31, 1996, and 1.25:1.00 at any time thereafter.

            Combined Tangible Net Worth.

          The Borrower will not permit Combined Tangible Net Worth at any time to be less than the sum of $20,000,000, plus, on a cumulative basis, 40% of positive Combined Net Income (without deduction for any year in which there is a net loss) for each fiscal year subsequent to the fiscal year ended December 31, 1994.

            Appraisal Ratio.

          The Borrower will not at any time permit the ratio of (a) the appraised market value of the Vessels (which appraised market value shall be determined in the Agent's sole discretion, by reference to the Appraisal or such other appraisals as are satisfactory to the Agent) as at the date of determination to (b) the Outstanding principal amount of the Advances as at the date of determination to be less than 1.50:1.00.

     CLOSING CONDITIONS.

          The obligations of the Banks to make the initial Construction Advance shall be subject to the satisfaction of the following conditions precedent on or prior to October 13, 1995:

            Loan Documents, etc.

                 Loan Documents.

               Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

                 Construction Documents.

               Each of the Construction Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. The Borrower shall have obtained from the Builder a duly executed consent, in form and substance satisfactory to the Agent and the Banks, to the collateral assignment by the Borrower of all of its right, title and interest in and to the Contract pursuant to the Contract Collateral Assignment. Each Bank shall have received a fully executed copy of each such document.

            Certified Copies of Charter Documents.

          Each of the Banks shall have received from the Guarantor, the Builder, the Shipbuilding Guarantor and the Borrower, a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

            Corporate Action.

          All corporate action necessary for the valid execution, delivery and performance by the Guarantor, the Builder, the Shipbuilding Guarantor and the Borrower of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

            Incumbency Certificate.

          Each of the Banks shall have received from the Guarantor, the Builder, the Shipbuilding Guarantor and the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Guarantor, the Builder, the Shipbuilding Guarantor and the Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Guarantor, the Builder, the Shipbuilding Guarantor and the Borrower each of the Loan Documents to which the Guarantor, the Builder, the Shipbuilding Guarantor and the Borrower is or is to become a party;
   (b) in the case of the Borrower, to make Construction Advance Requests and Conversion Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

            Validity of Liens.

          The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

            Perfection Certificates and UCC Search Results.

          The Agent shall have received from the Borrower a completed and fully executed Perfection Certificate and the results of UCC searches with respect to its Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

            Certificates of Insurance; Consent to Assignment of Insurance.

               (a) The Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement, the Contract and the First Preferred Fleet Mortgage and
          (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

               (b) the Borrower shall have obtained any and all necessary third party consents to the Assignment of Insurance, such consents to be in form and substance satisfactory to the Banks, and the Agent shall have received fully executed originals of such consents.

            Solvency Certificate

          Each of the Banks shall have received an officer's certificate of the Borrower and the Guarantor dated as of the Closing Date as to the solvency of the Borrower and the Guarantor following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

            Permits.

          The Agent shall have received evidence that all necessary licenses and permits required for the commencement of construction on the Vessels shall have been obtained.

            Charter.

          The Agent shall have received evidence that the Charter has been executed and delivered, is in full force and effect and is in form and substance satisfactory to the Banks and shall have received a certified copy of the Charter.

            Shipbuilding Guaranty.

          The Agent shall have received the Contract which evidences that the Shipbuilding Guaranty has been executed and delivered by the Shipbuilding Guarantor, and assigned thereof to the Agent for the benefit of the Agent and the Banks.

            Opinions of Counsel.

          Each of the Banks and the Agent shall have received a favorable opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from
   (a) William G. Gotimer, Jr., Esq., counsel to the Borrower and the Guarantor and (b) Gilmartin, Poster & Shafto, counsel to the Borrower as to the First Preferred Fleet Mortgage.

            Payment of Fees.

          The Borrower shall have paid to the Agent the Closing Fee.

            Naval Architect Letter

          C.R. Cushing & Co., Inc. shall have delivered to the Agent and the Banks a report to the effect that (a) the Plans and Specifications relating to the construction on the Vessels by the Builder pursuant to the Contract satisfactorily provide for the construction on the Vessels and
   (b) in the opinion of C.R. Cushing & Co., Inc., construction on the Vessels can be completed on or before the Conversion Date for an amount not greater than the Contract Price.

     CONDITIONS TO ALL BORROWINGS.

          The obligations of the Banks to make any Advance, including the Construction Advances and to convert the Construction Loan to the Term

   Loan on the Conversion Date, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

            Representations True; No Event of Default.

          Each of the representations and warranties of each of the Guarantor and the Borrower contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement, and each of the representations and warranties of each of the Builder and the Shipbuilding Guarantor contained in the Construction Documents shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of or conversion of such Advances, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

            No Legal Impediment.

          No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make or convert such Advances.

            Governmental Regulation.

          Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

            Proceedings and Documents.

          All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

            Events Relating to Construction.

                 Loan Documents.

               The Borrower shall have delivered to the Agent a Construction Loan Advance Request pursuant to Section 2.6 hereof together with the required supporting documentation relating to the progress payment to the Builder to be funded thereby.

                 Lien Waivers.

               The Borrower shall have delivered to the Agent and the Banks written lien waivers, in form and substance reasonably satisfactory to the Agent, from the Builder and from laborers, subcontractors and materialmen for work done or materials supplied by them, in each case in excess of $250,000, and in the aggregate in excess of $1,000,000.

                 Construction Inspector's Letter.

               In the case of each Construction Advance Request requesting a Construction Advance to fund Project Costs, the Construction Inspector (or, in the case of a Construction Advance Request requesting a Construction Advance to achieve a Milestone which does not require review by the Construction Inspector, C.R. Cushing & Co., Inc.) shall have delivered to the Agent and the Banks a report to the effect that in its opinion, based on on-site observations and submissions by the Builder and C.R. Cushing & Co., Inc., the construction of the Vessels to the date thereof was performed in a good and workmanlike manner and in accordance in all material respects with the Plans and Specifications and stating that the Milestone relating to the Construction Advance has been achieved in compliance with the Contract and this Credit Agreement.

                 Effectiveness of Contract, et. al.

                 Each of the Contract, the Performance Bond (if obtained pursuant to Section 6 hereof) and the Shipbuilding Guaranty shall remain in full force and effect, and there shall not be any default, and no event of default shall have occurred and be continuing, under the Contract, the Performance Bond, or the Shipbuilding Guaranty.

     EVENTS OF DEFAULT; ACCELERATION; ETC.

            Events of Default and Acceleration.

          If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

               (a) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (b) the Borrower shall fail to pay any interest on any Advance, the commitment fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (c) the Borrower or the Guarantor shall fail to comply with any of its covenants contained in Section Section 8.1, 8.3 - 8.7, 8.9-8.10, 8.12 - 8.20, 9 or 10;

               (d) the Guarantor, the Shipbuilding Guarantor, the Builder or the Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Agent;

               (e) any representation or warranty of the Guarantor, the Builder, the Shipbuilding Guarantor or the Borrower in this Credit Agreement, any of the other Loan Documents, the Construction Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

               (f) the Guarantor or the Borrower shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

               (g) the Guarantor or the Borrower shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Guarantor or the Borrower or of any substantial part of the assets of the Guarantor or the Borrower or shall commence any case or other proceeding relating to the Guarantor or the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Guarantor or the Borrower and the Guarantor or the Borrower shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

               (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Guarantor or the Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Guarantor or the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

               (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Guarantor or the Borrower that, with other outstanding final judgments, undischarged, against the Guarantor or the Borrower exceeds in the aggregate $500,000;

               (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in any material portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the loan documents shall be commenced by or on behalf of the Guarantor, the Shipbuilding Guarantor, the Builder or the Borrower party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

               (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $500,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

               (l) the Guarantor or the Borrower shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

               (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Guarantor or the Borrower if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Guarantor or the Borrower;

               (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Guarantor or the Borrower if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Guarantor or the Borrower;

               (o) the Guarantor or the Borrower shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against the Guarantor or the Borrower, a punishment for which in any such case could include the forfeiture of any assets of the Guarantor or the Borrower having a fair market value in excess of $100,000; or

               (p) Malcom P. McLean or his immediate family or estate shall at any time, legally or beneficially own less than sixty percent (60%) of the common stock of each of the Guarantor and the Borrower, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of such corporation;

               (q) the Agent shall have received a report by the American Bureau of Shipping or any other classification society, or by any marine engineer or surveyor following an inspection at the request of the Agent, that either Vessel is not in compliance with the requirements for the highest classification for vessels of like age and type or is not in compliance with the requirements of applicable law for use as intended under this Credit Agreement and action shall not have been commenced within fifteen (15) days after written notice thereof shall have been given by the Agent to the Borrower and such corrective action shall not be diligently prosecuted or completed in a manner and time schedule consistent with industry standards;

               (r) there shall have occurred any default or any event or default under the Contract, or any delay by any party in the performance of its obligations under the Contract shall have occurred, which in the case of any such default or delay has not been approved by the Majority Banks and will result in the termination or cancellation of, or will relieve the performance of any obligations of any other party, under the Contract;

               (s) the Construction Inspector shall, at any time prior to the Project Completion Date, certify to the Banks that either Vessel does not conform in any material respect to the Plans and Specifications; or

               (t) the Performance Bond, if obtained, shall be cancelled, terminated, revoked, rescinded or modified otherwise then in accordance with the provisions thereof or with the express written consent of the Banks; or the issuer of the Performance Bond shall dissolve or terminate its existence, or make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver or shall commence any case or other proceeding under bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceedings shall be commenced against it and shall indicate its approval thereof, consent thereto or acquiescence therein;

   then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 13.1(g), 13.1(h) or 13.1(j) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

            Termination of Commitments.

          If any one or more of the Events of Default specified in Section 13.1(g), Section 13.1(h) or Section 13.1(j) hereof shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all obligations to make Advances to the Borrower. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date the conditions precedent to the making of the Advances to be made on such Drawdown Date are not satisfied, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Advances. If any such notice is given to the Borrower the Agent will forthwith furnish a copy thereof to each of the Banks. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to any of the Banks arising under other agreements or instruments.

            Remedies.

          In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Advances pursuant to Section 13.1 hereof, each Bank, if owed any amount with respect to the Advances, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

            Distribution of Collateral Proceeds.

          In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

               (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other loan documents or in respect of the collateral and supports the provision of adequate indemnity to the Agent against all taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

               (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of such Obligations shall be made pari passu among Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

               (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9- 504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

               (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

     SETOFF.

          Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     THE AGENT.

            Authorization.

          The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Credit Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank.

            Employees and Agents.

          The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents.

            No Liability.

          Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

            No Representations.

          The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, any of the other Loan Documents or any instrument at anytime constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Guarantor or the Borrower. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Guarantor or the Borrower. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

            Payments.

                 Payments to Agent.

               A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                 Distribution by Agent.

               If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                 Delinquent Banks.

               Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its pro rata share of any Advance or (b) to comply with the provisions of Section 14 hereof with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and to payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of Outstanding Advances, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all Outstanding Advances. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all Outstanding Advances. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all Outstanding Advances of the nondelinquent Banks, the Banks' respective pro rata shares of all Outstanding Advances have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

            Holders of Notes.

          The Agent may deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.

            Indemnity.

          The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 16 hereof), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

            Agent as Bank.

          In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Advances made by it, and as the holder of any of the Notes, as it would have were it not also the Agent.

            Resignation.

          The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.
   After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

            Notification of Defaults and Events of Default.

          Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 15.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

     EXPENSES.

          The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes

   (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's revenue, net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all surveyor, engineering and appraisal charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges, and any fees and costs of marine consultants or the Construction Inspector) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Guarantor or the Borrower or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Guarantor or the Borrower and (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this Section 16 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

     INDEMNIFICATION.

          The Borrower agrees to indemnify and hold harmless the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower of the proceeds of any of the Advances (b) the Guarantor or the Borrower entering into or performing this Credit Agreement or any of the other Loan Documents or (c) with respect to the Guarantor or the Borrower and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 17 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 17 shall survive payment of satisfaction in full of all other obligations.

     SURVIVAL OF COVENANTS, ETC.

          All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Guarantor or the Borrower pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Advances, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains Outstanding or any Bank has any obligation to make any Advances, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Guarantor or the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

     ASSIGNMENT AND PARTICIPATION.

            Conditions to Assignment by Banks.

          Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Advances at the time owing to it) and the Notes held by it; provided that (a) each of the Agent and the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount that is a whole multiple of $3,000,000, and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit N hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (a) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (b) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 19.3 hereof, be released from its obligations under this Credit Agreement.

            Certain Representations and Warranties; Limitations; Covenants.

          By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

               (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

               (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Guarantors, the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Guarantor, the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

               (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.4 and Section 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

               (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

               (e) such assignee represents and warrants that it is an Eligible Assignee;

               (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

               (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; and

               (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

            Register.

          The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Construction Loan owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,000.

            New Notes.

          Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 19.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

            Participations.

          Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $3,000,000 (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Construction Advances, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

            Disclosure.

          Each of the Guarantors and the Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

            Assignee or Participant Affiliated with the Borrower.

          If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 13.1 or Section 13.2 hereof, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Construction Advances. If any Bank sells a participating interest in any of the Construction Advances to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 13.1 or Section 13.2 hereof to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Construction Advances to the extent of such participation.

            Miscellaneous Assignment Provisions.

          Any assigning Bank shall retain its rights to be indemnified pursuant to Section 16 hereof with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If any Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this Section 18 hereof to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

            Assignment by Borrower.

          The Guarantors and the Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

     NOTICES, ETC.

          Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

               (a) if to the Borrower or the Guarantor, at 500 Park Avenue, New York, New York 10021, Attention: Mr. John McCown, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

               (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Daniel O'Connor, Director, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

               (c)  if to any Bank, at such Bank's address set forth on
          Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

          Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (b) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

     GOVERNING LAW.

          THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF
   LAW). EACH OF THE GUARANTOR AND THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section 20 HEREOF. EACH OF THE GUARANTOR AND THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     HEADINGS.

          The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     COUNTERPARTS.

          This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     ENTIRE AGREEMENT, ETC.

          The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 26 hereof.

     WAIVER OF JURY TRIAL.

          Each of the Guarantor and the Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, each of the Guarantor and the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Guarantor and the Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

     CONSENTS, AMENDMENTS, WAIVERS, ETC.

          Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by one or more or all of the Banks may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantor of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to Section 5.11.2 hereof following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of the Notes, the amount of the Commitments of the Banks, the amount of commitment fee hereunder and the release of Collateral with a value in excess of $1,000,000, may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the definition of Majority Banks may not be amended without the written consent of all of the Banks; and
   Section 15 hereof may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of either Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

     SEVERABILITY.

          The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

          IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                        KADAMPANATTU CORP.


                                        By: /s/ John D. McCown
                                        Name:  John D. McCown
                                        Title: President



                                        TRAILER BRIDGE, INC.


                                        By: /s/ John D. McCown
                                        Name:  John D. McCown
                                        Title: Vice President



                                        THE FIRST NATIONAL
                                        BANK OF BOSTON,
                                        individually and as Agent



                                        By: /s/ Daniel O'Connor
                                        Name:  Daniel O'Connor,
                                        Title: Director